Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-27991, 333-88176, 333-39323, 333-67034 and
333-67038)  of Stein Mart,  Inc. of our report dated March 28, 2003,  except for
Note 14, as to which the date is April 16, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
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Jacksonville, Florida
April 28, 2003

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